       As filed with the Securities and Exchange Commission on December 12, 1996
                                             Registration Statement No. ________
                                             Registration Statement No. 33-48453
                                             Registration Statement No. 33-29316
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8
                                      AND
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           SANDY SPRING BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Maryland                                         52-1532952
(State or Other Jurisdiction of                     (IRS Employer I.D. Number)
Incorporation or Organization)

           17801 Georgia, Avenue, Olney, Maryland  20832
          (Address of Principal Executive Offices) (Zip Code)

                              SANDY SPRING BANCORP
                CASH AND DEFERRED PROFIT SHARING PLAN AND TRUST
                              (Full Title of Plan)

                                Hunter R. Hollar
                           SANDY SPRING BANCORP, INC.
                             17801 Georgia, Avenue
                             Olney, Maryland 20832
                                 (301) 774-6400
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:
                          James I. Lundy, III, Esquire
                            Noel M. Gruber, Esquire
                            Kennedy & Baris, L.L.P.
                                   Suite 300
                               4719 Hampden Lane
                           Bethesda, Maryland  20814
                      -----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed            Proposed
Title of Securities            Amount        Maximum Offering         Maximum           Amount of
to be Registered /(1)/    to be Registered  Price per Share/(2)/     Aggregate      Registration Fee /(3)/
                                                                   Offering Price
Common Stock,
$1.00 par value                 60,000             $32.50           $1,950,000.00         $591.00


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests available pursuant to the Sandy Spring Bancorp Cash and Deferred Profit Sharing Plan and Trust described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the consolidated reporting system as of December 12, 1996.

(3) Represents the filing fee computed on the basis of the offering price of additional securities to be offered under the Sandy Spring Bancorp Cash and Deferred Profit Sharing Plan and Trust registered pursuant to this registration statement in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------

                  FORM S-8 AND POST-EFFECTIVE AMENDMENT NO. 2
                       TO FORM S-8 REGISTRATION STATEMENT

      SANDY SPRING BANCORP CASH AND DEFERRED PROFIT SHARING PLAN AND TRUST


                             INTRODUCTORY STATEMENT

     This registration statement is filed for the purpose of registering 60,000 additional shares of common stock, $1.00 par value per share, ("Common Stock") of Sandy Spring Bancorp, Inc. (the "Company") pursuant to the Sandy Spring Bancorp Cash and Deferred Profit Sharing Plan and Trust (the "Plan") along with an indeterminate amount of interests under the Plan. Registration Statements No. 33-29316 and No. 33-48453 have become effective with respect to the Plan. The contents of such registration statements are incorporated herein by reference pursuant to General Instruction E to Form S-8. This Registration Statement also constitutes Post Effective Amendment No. 2 to such registration statements.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed with Securities and Exchange Commission are hereby incorporated by reference herein:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (3) The Company's Current Reports on Form 8-K dated April 16, 1996 and September 13, 1996; and

         (4) The description of the Company's Common Stock contained in the Company's Notice of Annual Meeting and Proxy Statement dated
              March 24, 1992 and Current Report on Form 8-K, dated May 13, 1992.

         (5) The Plan's Annual Report on Form 11-K for the year ended December 31, 1995; and

         (6)  All other reports filed by the Company or the Plan pursuant to
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (1) and (5) above, respectively.

         All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Omitted pursuant to General Instruction E to Form S-8.

Item 5.  Interests of Named Experts and Counsel.

         Omitted pursuant to General Instruction E to Form S-8.


Item 6.  Indemnification of Directors and Officers.

         Omitted pursuant to General Instruction E to Form S-8.

Item 7.  Exemption From Registration Claimed.

         Omitted pursuant to General Instruction E to Form S-8.

Item 8.  Exhibits.

         Please see "Index to Exhibits" at the end of this Registration
         Statement.

Item 9.  Undertakings.

         Omitted pursuant to General Instruction E to Form S-8.

                                 SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olney, State of Maryland on December 12, 1996.


                                 By: /s/ Hunter R. Hollar
                                    --------------------------------------------
                                    Hunter R. Hollar, President
                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Andrew N. Adams, Jr.*                  Director           December 12, 1996
---------------------------------------
Andrew N. Adams, Jr.


/s/ John Chirtea *                         Director           December 12, 1996
---------------------------------------
John Chirtea


/s/ Willard H. Derrick *                   Chairman of the    December 12, 1996
---------------------------------------    Board of Directors
Willard H. Derrick


/s/ Susan D. Goff *                        Director           December 12, 1996
---------------------------------------
Susan D. Goff


/s/ Solomon Graham, Jr. *                  Director           December 12, 1996
---------------------------------------
Solomon Graham, Jr.


/s/ Joyce R. Hawkins *                     Director           December 12, 1996
---------------------------------------
Joyce R. Hawkins


/s/ Thomas O. Keech *                      Director           December 12, 1996
---------------------------------------
Thomas O. Keech


/s/ Charles F. Mess *                      Director           December 12, 1996
--------------------------------------
Charles F. Mess


/s/ Robert L. Mitchell *                   Director           December 12, 1996
--------------------------------------
Robert L. Mitchell

                                          Director
--------------------------------------
Robert L. Orndorff, Jr.


/s/ Lewis R. Schumann *                   Director            December 12, 1996
--------------------------------------
Lewis R. Schumann


/s/ W. Drew Stabler *                     Director            December 12, 1996
--------------------------------------
W. Drew Stabler


/s/ James H. Langmead                     Vice President,     December 12, 1996
--------------------------------------    Treasurer and
James H. Langmead                         Principal Financial
                                          and Accounting
                                          Officer




                                 *By:  /s/ Hunter R. Hollar
                                     ----------------------------------------
                                           Hunter R. Hollar, Attorney in Fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olney, State of Maryland on December 12, 1996.

                              SANDY SPRING BANCORP CASH AND DEFERRED
                              PROFIT SHARING PLAN AND TRUST

                              By:  /s/ Janice L. Biennas
                                 ---------------------------------------------
                              Janice L. Biennas
                              Vice President and Trust Officer
                              Sandy Spring National Bank of Maryland, Trustee

                               INDEX TO EXHIBITS

                                                         Incorporated by
Exhibit No.                  Description                 Reference to:
-----------                  -----------                 -----------------------


4.1                          Sandy Spring Bancorp Cash   Exhibit 4.3 of
                             and Deferred Profit         Registration Statement
                             Sharing Plan and Trust,     on Form S-8,
                             as Amended and Restated,    Registration No.
                             Effective January 1, 1987   33-29316

4.2                          First Amendment to Sandy
                             Spring Bancorp Cash and
                             Deferred Profit Sharing
                             Plan and Trust as Amended
                             and Restated, including
                             First Amendment to the
                             Adoption Agreement to the
                             Sandy Spring Bancorp Cash
                             and Deferred Profit
                             Sharing Plan and Trust

4.3                          Second Amendment to the
                             Adoption Agreement to
                             Sandy Spring Bancorp Cash
                             and Deferred Profit
                             Sharing Plan and Trust

4.4                          Article B: Appendix to
                             Basic Plan Document to
                             comply with Omnibus
                             Budget Reconciliation Act
                             of 1993

4.5                          Third Amendment to the
                             Adoption Agreement to
                             Sandy Spring Bancorp Cash
                             and Deferred Profit
                             Sharing Plan and Trust

5                            Opinion of Kennedy &
                             Baris, L.L.P.

23.1                         Consent of Independent
                             Auditors

23.2                         Consent of Kennedy &        Exhibit 5 to this
                             Baris, L.L.P.               Registration Statement

24                           Power of Attorney

99.1                         Letter of Determination
                             from the Internal Revenue
                             Service Dated December 6,
                             1995